Exhibit 10.19

EXECUTION VERSION

AMENDMENT NUMBER FIVE

to the

MASTER REPURCHASE AGREEMENT

Dated as of May 17, 2013,

between

VELOCITY COMMERCIAL CAPITAL, LLC

and

CITIBANK, N.A.

This AMENDMENT NUMBER FIVE (this “Amendment Number Five”) is made this 26th day of February, 2015, between VELOCITY COMMERCIAL CAPITAL, LLC (“Seller”) and CITIBANK, N.A. (“Buyer”), to the Master Repurchase Agreement, dated as of May 17, 2013, between Seller and Buyer, as such agreement may be amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller has requested that Buyer agree to amend the Agreement to provide for the funding of Wet Loans in accordance with Section 38 of the Agreement, and the Buyer has agreed, subject to the terms and conditions set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Buyer that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendment. Effective as of February 26, 2015 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:

(i) Section 2(a) of the Agreement is hereby amended by adding the following definition in the corresponding alphabetical order:

“Blocked Account Control Agreement” shall have the meaning set forth in the Custodial Agreement.

“Disbursement Account” shall have the meaning set forth in the Custodial Agreement.

“Disbursement Agent” shall mean U.S. Bank National Association, or any successor in interest or assigns, or any successor to Disbursement Agent under the Custodial Agreement as therein provided.

“Dry Loan” shall mean a Loan with respect to which the Mortgage File contains all required Loan Documents.

“Escrow Letter” shall mean, with respect to any Wet Loan that becomes subject to a Transaction before the end of the applicable rescission period, an escrow agreement or letter, which is fully assignable to Buyer, stating that in the event of a Rescission or if for any other reason the Loan fails to fund on a given day, the party conducting the closing is holding all funds which would have been disbursed on behalf of the Mortgagor as agent for and for the benefit of Buyer and such funds shall be returned to Seller not later than one Business Day after the date of Rescission or other failure of the Loan to fund on a given day.

“Insured Closing Letter” shall mean, with respect to any Wet Loan that becomes subject to a Transaction before the end of the applicable rescission period, a letter of indemnification from an Approved Title Insurance Company, in any jurisdiction where insured closing letters are permitted under applicable law and regulation, addressed to Seller, which is fully assignable to Buyer, with coverage that is customarily acceptable to Persons engaged in the origination of mortgage loans, identifying the Settlement Agent covered thereby, which may be in the form of a blanket letter.

“Settlement Agent” shall have the meaning assigned thereto in the Custodial Agreement.

(ii) Section 2(a) of the Agreement is hereby amended by deleting the definition of “Wet Loans” in its entirety and replacing it with the following:

“Wet Loan” shall mean a wet-funded first lien Loan which is (i) underwritten in accordance with the Underwriting Guidelines, (ii) purchased by Buyer from Seller subject to Seller’s obligation to deliver the required Loan Documents within seven (7) Business Days and (iii) does not contain all the required Loan Documents in the Mortgage File, which in order to be deemed to an Eligible Loan shall have the following additional characteristics:

(a) the proceeds thereof have been funded by wire transfer or cashier’s check, cleared check or draft or other form of immediately available funds to the Settlement Agent from Seller for such Wet Loan;

(b) Seller shall have obtained an Insured Closing Letter and an Escrow Letter with respect to such Wet Loan, and such letters shall be maintained in the possession of Seller and provided to Buyer upon request, if required;

(c) the proceeds thereof have not been returned to Seller or its agent from the Settlement Agent for such Wet Loan;

(d) such Wet Loan has been closed and funded to the order of the Mortgagor;

(e) upon recordation such Loan will constitute a first lien on the premises described therein; and

(f) all required Loan Documents shall have been delivered to Custodian within seven (7) Business Days of the related Purchase Date.

(iii) Section 2(a) of the Agreement is hereby amended by deleting the definition of “Custodial Agreement” in its entirety and replacing it with the following:

“Custodial Agreement” shall mean that Amended and Restated Custodial Agreement, dated as of February 26, 2015 among Seller, Buyer, Custodian and Disbursement Agent as the same may be amended, modified and supplemented an in effect from time to time.

(iv) Section 3(a) of the Agreement is amended by adding the following sentence as the second to last sentence of Section 3(a):

“Buyer and Seller agree that the Purchased Loans transferred to Buyer in any Transaction hereunder may include Eligible Loans which are Wet Loans (subject to any applicable sub-limits regarding Wet Loans set forth herein or in any Program Document.”

(v) Section 3(b) of the Agreement is hereby amended by deleting in its entirety the last sentence in the second paragraph of Section 3(b) and replacing it with the following:

“Each Transaction Notice shall clearly indicate those Loans that are intended to be Wet Loans and Dry Loans and include a Loan Schedule with respect to the Loans that Seller proposes to include in the related Transaction.”

(vi) Section 3(b) of the Agreement is hereby amended by adding the following paragraph at the end of Section 3(b):

“Seller agrees to immediately report to Custodian and Buyer by facsimile transmission or such other method acceptable to Custodian and Buyer within one Business Day of discovery that any Wet Loans that were previously subject to a Transaction do not close for any reason and any Loans which are subject to a Rescission.”

(vii) Section 12 of the Agreement is hereby amended by adding the following new clauses after clause (gg):

(hh) Insured Closing Letter. As of the date hereof and as of the date of each delivery of a Wet Loan, the Settlement Agent has obtained an Insured Closing Letter, closing protection letter or similar authorization letter from a nationally recognized title insurance company approved by Buyer, copies of which shall be maintained in the possession of Seller and provided to Buyer upon request, if required. Among other things, the Insured Closing Letter covers any losses occurring due to the fraud, dishonesty or mistakes of the closing agent. The Insured Closing Letter inures to the benefit of, and the rights thereunder may be enforced by, the loan originator and its successors and assigns, including Buyer.

(ii) Escrow Letter. As of the date hereof and as of the date of each delivery of a Wet Loan, the Settlement Agent has executed an escrow agreement or letter, copies of which shall be maintained in the possession of Seller and provided to Buyer upon request, if required, stating that in the event of a Rescission of or if for any reason the Loan fails to fund on a given day, the party conducting the closing is holding all funds which would have been disbursed on behalf of the Mortgagor as agent for the benefit of Buyer. Such Escrow Letter inures to the benefit of, and the rights thereunder may be enforced by, the loan originator and its successors and assigns, including Buyer.

(viii) Section 13 of the Agreement is hereby amended by adding the following new clause after clause (qq):

(rr) Disbursement Account. Seller shall cause the Disbursement Account to be subject to the Blocked Account Control Agreement at all times. Seller shall direct Disbursement Agent to disburse funds on deposit in the Disbursement Account solely for the purpose of funding Wet Loans that are eligible to become subject to Transactions hereunder. Seller shall provide Buyer with a simultaneous copy of any disbursement instructions delivered to Disbursement Agent under the Custodial Agreement. In no event shall Seller direct Disbursement Agent to disburse funds on deposit in the Disbursement Account to an account owned by Seller.

(ix) Section 38 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following in its entirety:

38. MINI-PERM LOANS

Buyer hereby agrees to review and evaluate Seller’s underwriting and program guidelines under its “Mini-Perm” origination program and to determine whether and upon what terms and conditions to permit Seller to enter into Transactions with Buyer with respect to Mini-Perm Loans. Such determination shall be made by Buyer in its sole discretion based upon a legal and credit review of such programs. If Buyer elects to permit Transactions hereunder with respect to Mini-Perm Loans as a result of such review and evaluation, Buyer and Seller hereby agree to use commercially reasonable efforts to negotiate in good faith and execute, within thirty (30) days of Buyer’s completion of its review and evaluation, or such other date as reasonably agreed between Buyer and Seller, an amendment to provide for Transactions with respect to Mini-Perm Loans.

SECTION 2. Fees and Expenses. Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Five (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

SECTION 3. Representations. Seller hereby represents to Buyer that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 4. Binding Effect; Governing Law. This Amendment Number Five shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT NUMBER FIVE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 5. Counterparts. This Amendment Number Five may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 6. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Five need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number Five to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

VELOCITY COMMERCIAL CAPITAL, LLC (Seller)

By:	/s/ Jeff Taylor

Name:	Jeff Taylor
Title:	Executive Vice President

CITIBANK, N.A. (Buyer)

By:

Name:
Title:

Amendment Five to MRA

IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number Five to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

VELOCITY COMMERCIAL CAPITAL, LLC (Seller)

By:

Name:
Title:

CITIBANK, N.A. (Buyer)

By:	/s/ Susan Mills

Name:	Susan Mills
Title:	Vice President Citibank, N.A.

Amendment Five to MRA